Exhibit 99.1

PREFORMED LINE PRODUCTS COMPANY
LONG TERM INCENTIVE PLAN OF 2008

SECTION 1. Purpose; Definitions

The purpose of this Plan is to give the Company and its Subsidiaries a competitive advantage in attracting, retaining and motivating officers, employees and directors and to incentivize those individuals to increase shareholder value through long-term incentives directly linked to the Company’s performance. Certain capitalized terms are defined in the first section in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

“Applicable Exchange” means The Nasdaq Stock Market or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

“Award” means an Option, Restricted Stock, or Other Stock-Based Award granted pursuant to the terms of this Plan.

“Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in an Award Agreement, (i) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant’s employment duties, (iii) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (iv) a material violation of the Company’s ethics and compliance program, or (v) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c) regarding the authority of the Committee, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review by the members of the Committee as constituted immediately prior to the Change in Control.

“Change in Control” has the meaning set forth in Section 8(b).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Committee” has the meaning set forth in Section 2(a).

“Common Stock” means common share, par value $2 per share, of the Company.

“Company” means Preformed Line Products Company, an Ohio corporation, and any other entity that succeeds to that company’s rights and obligations hereunder, whether by law or by contract.

“Disability” means (i) any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his usual and customary duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and likely to be continuous in nature, or (ii) if there is no such plan applicable to the Participant, “disability” as determined by the Committee. The Committee may require such medical or other evidence as it deems necessary to determine the nature and permanency of the Participant’s condition. Notwithstanding the above, Disability shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code when used with respect to an Incentive Stock Option and, if and to the extent required to avoid adverse taxation under Section 409A of the Code, “disability” within the meaning of Section 409A of the Code.

“Disaffiliation” means a Subsidiary’s ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company and its Subsidiary.

“Eligible Individuals” means directors, officers and employees of the Company or any of its Subsidiaries, and prospective employees who have accepted offers of employment from the Company or its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means, unless otherwise specified by the Committee in an Award Agreement, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by application of a reasonable valuation method by the Committee. In addition, “Fair Market Value” shall be determined in a manner consistent with exemption from Section 409A of the Code and, with respect to Incentive Stock Options, compliance with Sections 422 and 424 of the Code.

“Full-Value Award” means any Award other than an Option.

“Grant Date” means (i) the date on which the Committee selects an Eligible Individual to receive an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide.

“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

“Nonqualified Option” means any Option that is not an Incentive Stock Option.

“Option” means an Award granted under Section 5.

“Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation), unrestricted stock, dividend equivalents and convertible debentures.

“Outside Director” means an individual who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” with the meaning of Section 162(m) of the Code and an “independent director” or the like under the Applicable Exchange’s rules or, in each case, any successor terms or definitions.

“Participant” means an Eligible Individual to whom an Award is or has been granted; where the context requires, “Participant” shall be deemed to include such Eligible Individual’s guardian, legal representative or permissible transferee.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock or Other Stock-Based Awards. In the case of Qualified Performance-Based Awards, Performance Goals shall be based on the attainment of specified levels of one or more of the following measures: overall sales growth, market share, return on net assets, economic value added, shareholder value added, expense ratio, revenues, revenue growth, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, operating income, pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets or operating assets, stock price appreciation, total shareholder return (measured in terms of stock price appreciation and dividend growth), cost control, evaluation of individual performance towards achieving goals, gross profit, operating profit, cash generation, stock price, core non-interest income, or change in working capital with respect to the

Company or any one or more subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code.

“Plan” means this Preformed Line Products Company Long term incentive Plan of 2008, as set forth herein and as may be amended from time to time hereafter.

“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 9.

“Restricted Stock” means an Award granted under Section 6.

“Retirement” means the Participant’s Termination of Employment, under circumstances that the Committee determines, in its sole discretion, are consistent with a retirement, after the earlier of: (i) attainment of age 65; and (ii) attainment of age 50 with at least 15 years of service.

“Section 162(m) Exemption” means the performance-based compensation exemption from the limitation on deductibility imposed by Section 162(m) of the Code described in Section 162(m)(4)(C) of the Code.

“Share” means a share of Common Stock.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company; provided, however, that where “Subsidiary” is used with respect to Incentive Stock Options, the term shall be limited to a subsidiary corporation within the meaning of Section 424(f) of the Code.

“Term” means the maximum period during which an Option may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company terminates but such Participant continues to provide services to the Company and its Subsidiaries in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or a division of the Company shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary. Temporary, short -term absences from the workplace because of illness or vacation, leaves of absence which are approved by the Committee and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment.

SECTION 2. Administration

(a) Committee.  The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not fewer than three Outside Directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 9, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the discretionary authority:

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Restricted Stock, Other Stock-Based Awards, or any combination thereof, are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) subject to Section 10, to modify, amend or adjust the terms and conditions of any Award;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii) to interpret the terms and provisions of the Plan, Awards and any related documents;

(viii) subject to Section 10, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(ix) to decide all other matters that must be determined in connection with an Award; and

(x) to otherwise administer the Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, and subject to Section 9, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii) Subject to Section 9(c), any authority granted to the Committee not required to be exercised exclusively by the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee.  Except as otherwise provided with respect to the determination of “Cause,” any determination made by the Committee or by an appropriately designated member or officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately designated member or officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d) Cancellation or Suspension.  Subject to Section 5(b), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant may be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee or any one or more senior managers or committee of senior managers to whom the authority to make such determination is delegated by the Committee.

(e) Award Agreements.  The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the signing of the Award Agreement by the Company and/or the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended subject to Section 10.

SECTION 3. Common Stock Subject to Plan

(a) Plan Maximums.  The maximum number of Shares subject to Awards of any type under the Plan shall be 400,000. The maximum number of Shares subject to Full-Value Awards shall be 300,000, regardless of whether such Awards are thereafter canceled, forfeited or terminated. The maximum number of Shares subject to Options (whether Incentive Stock Options or Nonqualified Options) shall be 100,000 Shares. The maximum number of Shares subject to Awards that may be granted in any calendar year shall be 150,000, regardless of whether such

Awards are thereafter canceled, forfeited or terminated. Shares subject to an Award under the Plan may be treasury and authorized and unissued Shares.

(b) Individual Limits.  No Participant may be granted Awards covering in excess of 400,000 Shares during any calendar year, regardless of whether such Awards are thereafter canceled, forfeited or terminated.

(c) Adjustment Provision.  In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation, extraordinary dividend of cash or other property, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division or by the entity that controls such Subsidiary or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee shall adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or consistent with exemption from, the Company’s SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment is not inconsistent with favorable tax treatment under Section 162(m) of the Code.

(d) Section 409A.  Notwithstanding anything in this Plan to the contrary, any adjustments made pursuant to Section 3(d) shall be made: (i) in compliance with, or in a manner consistent with exemption from, Section 409A of the Code; and (ii) with respect to Options, in a manner consistent with the relevant rules under Section 424 of the Code.

SECTION 4. Eligibility

Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company or its Subsidiaries.

SECTION 5. Options

(a) Types of Options.  Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate if an Option is intended to be an Incentive Stock Option.

(b) Exercise Price.  The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date. In no event may any Option granted under this Plan be amended, other than pursuant to Section 3(d) and (e), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(c) Term.  The Term of each Option shall be fixed by the Committee, but shall not exceed ten years from the applicable Grant Date.

(d) Vesting and Exercisability.  Except as otherwise provided herein, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that, except as otherwise determined by the Committee, in no event shall the vesting schedule of an Option provide that such Option fully vest prior to the first anniversary of the applicable Grant Date (other than in the case of death or Disability).

(e) Method of Exercise.  Subject to the provisions of this Section 5, Options may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company, specifying the number of Shares as to which the Option is being exercised, and which contains a representation that such Shares are not being acquired with a view toward resale or distribution and will not be sold or otherwise transferred except in compliance with applicable law. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument or method as the Company may accept. If approved by the Committee, payment of the exercise price, in full or in part, may also be made as follows:

(i) Payments made be made in the form of previously acquired unrestricted Shares (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option (with their value based on the Fair Market Value of the Common Stock on the date the Option is exercised).

(ii) To the extent permitted by applicable law and the Committee, payments may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law including, without limitation, the Sarbanes-Oxley Act of 2004, and consistent with avoiding adverse taxation under Code Section 409A, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii) Payment may be made by instructing the Company to withhold a number of shares of Common Stock having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the Option is exercised) equal: (A) the exercise price, multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(f) Delivery; Rights of Shareholders.  No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld, to the extent necessary. The applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to the Option (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 12(a), and (iii) has paid in full for such Shares.

(g) Nontransferability of Options.  No Option shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Subject to the terms of the Plan, any Option shall be exercisable only by the applicable Participant or his or her guardian or legal representative, or any person to whom such Option is permissibly transferred pursuant to this Section 5(g);

(h) Termination of Employment.  A Participant’s Options shall be forfeited in their entirety upon his or her Termination of Employment, except as set forth below:

(i) Upon a Participant’s Termination of Employment for any reason other than death, Disability or Retirement, any Option held by the Participant that was exercisable immediately before the Termination of Employment may be exercised the earlier of (A) the 90th day following such Termination of Employment and (B) the last day of the Term thereof;

(ii) Upon a Participant’s death, any Option held by the Participant shall vest and be exercisable the earlier of (A) the first anniversary of the date of death and (B) the last day of the Term thereof;

(iii) Upon a Participant’s Termination of Employment by reason of Disability, any Option held by the Participant shall vest and be exercisable the earlier of (A) the first anniversary of the date of Disability and (B) the last day of the Term thereof; and

(iv) Upon a Participant’s Termination of Employment due to Retirement, any Incentive Stock Option held by the Participant shall vest and be exercisable the earlier of (A) the 90th day following such Termination of Employment and (B) the last day of the Term thereof, and any Nonqualified Option held by the Participant shall vest and be exercisable until the earlier of (A) the fifth anniversary of such Termination of Employment and (B) the last day of the Term thereof.

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to establish different rules concerning the consequences of a Termination of Employment, in an applicable Award Agreement.

(i) Special Rules for Incentive Stock Options.  Notwithstanding anything in this Plan to the contrary, Incentive Stock Options shall be subject to the following rules:

(i) No Participant may be granted an Incentive Stock Option if, at the time of the Award, he or she owns (after application of the rules in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company or any Subsidiary unless: (A) the exercise price is at least 110% of the Fair Market Value of the underlying Shares as of the Grant Date; and (B) the Incentive Stock Option is not exercisable on or after the fifth anniversary of the Grant Date.

(ii) The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or any Subsidiary) shall not exceed $100,000. If such aggregate Fair Market Value exceeds $100,000, such number of Incentive Stock Options with an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as Nonqualified Options.

(iii) Incentive Stock Options may only be granted to employees of the Company or a Subsidiary. A Termination of Employment shall not occur unless and until an employee ceases employment with the Company and all Subsidiaries.

(iv) The foregoing provisions are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with amendments or modifications to Section 422 or any successor provisions. Any Incentive Stock Option which fails to comply with Section 422 of the Code is automatically treated as a Nonqualified Option appropriately granted under this Plan provided that it otherwise meets the Plan’s requirements for Nonqualified Options.

SECTION 6. Restricted Stock

(a) Nature of Awards and Certificates.  Shares of Restricted Stock are actual Shares issued to a Participant, subject to stated restrictions on transferability and subject to forfeiture, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form (or such other form as the Committee may prescribe):

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Preformed Line Products Company Long term incentive Plan of 2008 and a related Award Agreement. Copies of such Plan and Agreement are on file at the offices of Preformed Line Products Company, 660 Beta Drive, Mayfield Village, Ohio 44143.”

The Committee may require that the certificates evidencing such Shares be held in escrow by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered one or more stock powers, endorsed in blank and in such form as the Committee may prescribe, relating to the Common Stock covered by such Award.

(b) Terms and Conditions.  Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition the vesting of an Award of Restricted Stock upon: (A) the continued service of the applicable Participant for a prescribed period or periods, (B) attainment of Performance Goals or (C) both. If the Committee conditions the vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award. The conditions for vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each grantee or from Award to Award.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period vesting restrictions apply (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock (and any purported sale, assignment, transfer, pledge or encumbrance shall be null and void). Awards of Restricted Stock shall require at least three years of continuous service following the applicable Grant Date, provided that a one-year service period following the Grant Date is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that an Award may vest incrementally throughout a Restriction Period, and provided, further, that up to five percent of Shares available for grant as Restricted Stock (together with all other Shares available for grant as Full-Value Awards) may be granted without regard to the foregoing requirements and provided, further, that the Committee may accelerate the vesting and lapse of restrictions with respect to any schedule Restricted Stock Awards as permitted under this Plan or the relevant Award Agreement.

(iii) Except as provided in this Section 6 and the applicable Award Agreement, and except to the extent necessary to maintain a Section 162(m) Exemption, the applicable Participant shall have, with respect to Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise to avoid adverse taxation under Section 409A of the Code, and subject to Section 12(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be reinvested in additional Restricted Stock and held subject to the same vesting requirements applicable to the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the

Common Stock with which such dividend was paid and held subject to the same vesting requirements applicable to the underlying Restricted Stock.

(iv) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates (i.e., bearing only those legends which may appear on Common Stock certificates) for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7. Other Stock-Based Awards

Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation which has become due and payable to the Participant in the then-current fiscal year of the Company. Subject to the terms of the Plan, any Other Stock-Based Award that is a Full-Value Award shall be subject to a vesting schedule during the Restriction Period requiring at least three years of continuous service following the applicable Grant Date, provided that a one-year service period following the applicable Grant Date is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that an Other Stock-Based Award that is a Full-Value Award may vest incrementally throughout a Restriction Period, provided, further, that up to five percent of Shares available for grant as Other Stock-Based Awards that are Full-Value Awards (together with all other Shares available for grant as Full-Value Awards) may be granted subject to a one-year service period following the applicable Grant Date regardless of whether vesting is conditioned upon the achievement of Performance Goals.

SECTION 8. Change in Control Provisions

(a) Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined below), except to the extent the Committee specifically provides otherwise in an Award Agreement, and except as provided in Section 3(d) and in Section 8(d), immediately upon the occurrence of a Change in Control:

(i) any Options outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(ii) the restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become fully vested and transferable;

(iii) the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate provided that such adjustments and settlements are consistent with the Plan’s purposes and avoidance of adverse taxation under Section 409A of the Code.

(b) Definition of Change in Control.  For purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i) during any period of two consecutive years, individuals who, at the beginning or such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election or Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the

Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) by a transfer from a family member or from a trust for the benefit of a family member or (F) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control of the Company under this paragraph (ii) or (G) resulting, directly or indirectly, from the sale or sales by members of the family of Barbara P. Ruhlman, including, but not limited to, the lineal descendants of Thomas F. Peterson and their spouses and trusts for the benefit of any of the foregoing, with the prior consent of the Company’s Board of Directors;

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(c) Special Change in Control Post-Termination Exercise Rights.  Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, upon the Termination of Employment of a Participant during the 24-month period following a Change in Control, for any reason other than Cause, any Option held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised, until the later of (i) the last date on which such Option would be exercisable in the absence of this Section 8(c) and (ii) the earlier of (A) the third anniversary of such Change in Control and (B) expiration of the Term of such Option. For purposes of this Section 9(c), the term “Option” shall include stock options that are substituted for options granted under Section 5.

(d) Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code as determined by the Committee in its sole discretion, this Section 8 shall be applicable only in a manner and to the extent the Committee determines that its application would not trigger adverse tax consequences under Section 409A of the Code.

SECTION 9. Qualified Performance-Based Awards; Performance-Based Awards; Section 16(b); Section 409A

(a) The provisions of this Plan are intended to ensure that all Awards granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Award is expected to be deductible to the Company intended to qualify for the Section 162(m) Exemption so qualify, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, the requirement that all such Awards be granted by a committee composed solely of Outside Directors) unless and until the Committee expresses a different intention. When granting any Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption; and the terms and administration of any such Award (and of the grant thereof) shall be consistent with such designation. By the earliest of: (A) 90 days after the commencement of a Performance Period, (B) the expiration of 25% of the Performance Period and (C) the time that the outcome is no longer substantially uncertain, the Committee will establish the Performance Goals for the Performance Period.

(b) Each Qualified Performance-Based Award shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may impose. To the extent the Committee determines it is consistent with any applicable Qualified Performance-Based Award status, if a Participant experiences a Termination of Employment by reason of his or her death, Disability or Retirement, the Committee in its discretion may determine, notwithstanding any vesting requirements or restrictions hereunder, that the Participant (or the heir, legatee or legal representative of the Participant’s estate) will receive a distribution of a portion of the Participant’s then-outstanding Awards in an amount which is not more than an amount which would have been earned by the Participant if 100% of the Performance Goals for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Qualified Performance-Based Awards, distribution shall not be made prior to attainment of the relevant Performance Goals.

(c) The full Board shall not be permitted to exercise authority granted to the Committee to the extent that exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d) The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (as opposed to being exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to Section 16(b).

(e) It is the intention of the Company that no Award shall be “nonqualified deferred compensation” subject to Section 409A of the Code, and the Plan and all Award Agreements shall be interpreted and administered accordingly.

SECTION 10. Term, Amendment and Termination

(a) Effectiveness.  The Plan was approved by the Board on February 19, 2008, subject to and contingent upon approval by the shareholders of the Company. The Plan will become effective as of the date of such approval by the Company’s shareholders (the “Effective Date”).

(b) Termination.  The Plan will terminate on the date immediately preceding the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c) Amendment of Plan.  The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially and adversely affect the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable rules of law or to avoid adverse taxation, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders (a) to the extent such approval is required (1) by applicable law or the listing standards of the Applicable Exchange as in effect as of the date hereof or (2) under applicable law or the listing standards of the Applicable Exchange as may be required after the date hereof, (b) to the extent such amendment would materially increase the benefits accruing to Participants under the Plan, (c) to the extent such amendment would materially increase the number of securities which may be issued under the Plan, (d) to the extent such amendment would materially modify the requirements for participation in the Plan or (e) that would accelerate the vesting of any Restricted Stock under the Plan, except as otherwise permitted under the Plan.

(d) Amendment of Awards.  Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially and adversely affect the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with or avoid penalties under applicable law, stock exchange rules or accounting rules.

SECTION 11. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan under the Code. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Notwithstanding the foregoing, no trust or other funding which shall be transferred or located outside of the United States if the assets would be treated as property transferred in connection with the performance of services for purposes of Section 83 of the Code.

SECTION 12. General Provisions

(a) Conditions for Issuance.  The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion with the benefit of the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion with the benefit of the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees, directors or consultants.

(c) No Contract of Employment.  The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment or service, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any employee or service of any independent contractor at any time.

(d) Required Taxes.  No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Designation of Death Beneficiary.  The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant after his or her death, may be exercised.

(f) Subsidiary Employees.  In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, enlist the assistance of such Subsidiary with the administration of such Award pursuant to the provisions of the Plan.

(g) Governing Law and Interpretation.  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with federal law and the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(h) Non-Transferability.  Except as otherwise provided in Section 5(g) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(i) Foreign Employees and Foreign Law Considerations.  Notwithstanding anything in this Plan to the contrary, the Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(j) Earnings.  Subject to the provisions of this Plan and any applicable Award Agreement, and only to the extent consistent with avoiding adverse tax consequences under Code Section 409A, the recipient of an Award may, if so determined by the Committee, be entitled to receive interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.